BDO SEIDMAN ALLIANCE

URISH POPECK & CO., LLC
Accountants and Consultants

Three Gateway Center
Pittsburgh, PA 15222-1015
(412) 391-1994
FAX (412) 391-0724

SEPTEMBER 12, 2011

United States Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549

Re: RCG Acquisition 1 Corp.

We have reviewed the financial statements included in the Form 10 dated September 12, 2011 of RCG Acquisition 1 Inc. and consent to the filing of such financial statements as being reviewed by us.

Very truly yours,

Urish Popeck & Co., LLC

Urish Popeck

Pittsburgh, Pennsylvania